UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
 _____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 1, 2024
  _____________________________________
HUNTINGTON INGALLS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue
Newport News	Virginia	23607
(Address of principal executive offices)		(Zip Code)
(757) 380-2000
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HII	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 1, 2024, Huntington Ingalls Industries, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), and, on May 2, 2024, the Company filed a Form 8-K disclosing the results of the stockholder vote for each proposal on which stockholders voted at the Annual Meeting (the “Original Form 8-K”). The sole purpose of this Current Report on Form 8-K/A is to supplement the disclosure made under Item 5.07 Submission of Matters to a Vote of Security Holders in the Original Form 8-K. Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
As previously disclosed in the Original Form 8-K, stockholders voted at the Annual Meeting on a proposal to approve, on an advisory basis, the preferred frequency of future advisory approvals of the compensation of the Company’s named executive officers (“say-on-pay”) and selected “1 Year” as the preferred frequency. In accordance with these results and its previous recommendation, the Company’s board of directors adopted a policy on July 30, 2024 that the Company will conduct future say-on-pay votes every year until the next required vote on the frequency of such say-on-pay votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

July 31, 2024	By:	/s/ Charles R. Monroe
Charles R. Monroe, Jr.
Corporate Vice President, Associate General Counsel and Secretary